SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 24, 1999


                       CONSOLIDATED TECHNOLOGY GROUP LTD.
               (Exact Name of Registrant as Specified in Charter)


          New York                  0-4186                  13-1948169
(State or other jurisdiction      (Commission              (IRS Employer
      of incorporation             File No.)             Identification No.)


                                700 Gemini Street
                                    Suite 100
                              Houston, Texas 77058
                    (Address of Principal Executive Offices)


                                 (281) 488-3883
               (Registrant's Telephone Number Including Area Code)


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Item 5.  Other Matters.

         Pursuant to an agreement dated May 24, 1999 (the "Termination Agreement") between the Registrant and George W. Mahoney, Chief Financial Officer of the Registrant, the Amended and Restated Employment Agreement dated as of June 16, 1998, as amended, between the Registrant and Mr. Mahoney (the "Employment Agreement") was terminated on May 25, 1999. In consideration of the termination of the Employment Agreement, the Registrant paid $48,000 to Mr. Mahoney on May 25, 1999. In accordance with the terms of the Termination Agreement, upon Mr. Mahoney's receipt of such payment, all of the Registrant's obligations to Mr. Mahoney for salary, unreimbursed expenses, fringe benefits, severance payments and other compensation were deemed fully satisfied. Mr. Mahoney's rights to indemnification survive the consummation of the Termination Agreement.

         On June 3, 1999, the Registrant consummated a private sale of 206,874 shares of the common stock of Netsmart Technologies, Inc. ("Netsmart") owned by SIS Capital Corp., a wholly owned subsidiary of the Registrant, to a group of purchasers which included two of Netsmart's directors for an aggregate sale price of $416,830. The sale was made pursuant to the terms of a previously reported agreement dated March 25, 1999 between the Registrant and such purchasers. The Registrant sold 585,750 shares of such common stock in April 1999 to a group of purchasers which included officers and directors of Netsmart, for an aggregate sale price of $1,180,208 pursuant to such agreement. In addition, in April 1999, the Registrant transferred to Netsmart shares of Netsmart's preferred stock (including the right to receive dividends thereon) and warrants to purchase shares of Netsmart's common stock in exchange for which Netsmart issued 100,000 shares of its common stock to the Registrant. The Registrant currently owns 300,000 shares of Netsmart's common stock which represents approximately 10% of Netsmart's outstanding common stock.

Item 7.  Financial Statements and Exhibits.

         99.1 Letter Agreement dated May 24, 1999 between Consolidated Technology Group Ltd. and George W. Mahoney.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CONSOLIDATED TECHNOLOGY GROUP LTD.


                                By:    /s/ Richard Young
                                Name:      Richard Young
                                Title: President and Chief Operating Officer

Dated: June ___, 1999


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Exhibit 99.1

                       Consolidated Technology Group Ltd.
                     700 Gemini Street, Houston, Texas 77058
                Telephone (281) 488-3883 - Telefax (281) 488-5353
--------------------------------------------------------------------------------


                                  May 24, 1999


Mr. George W. Mahoney
Consolidated Technology Group Ltd.
2424 North Federal Highway, Suite 110
Boca Raton, FL 33431

Dear George:

         Reference is made to the Amended and Restated Employment Agreement dated as of June 16, 1998, as amended March 29, 1999, between George W. Mahoney ("Executive") and Consolidated Technology Group Ltd. (the "Company"), such agreement being hereinafter referred to as the "Agreement". All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

         As a consequence of the April 1999 change of control in the Company's management, the Company and Executive have agreed to terminate the Agreement prior to the expiration of the Term thereof. In consideration of such earlier termination of the Agreement, the Company has agreed to pay to Executive, on the date hereof by wire transfer to a bank account designated by Executive, the sum of $48,000 (the "Early Termination Payment"). Executive hereby agrees that, effective upon his receipt of the Early Termination Payment and without any further action of or notice by the Company or Executive, the Agreement will be deemed terminated and canceled in all respects except as otherwise provided herein.

         Executive hereby confirms that all obligations of the Company to Executive for Base Salary, unreimbursed expenses, all fringe benefits (including, without limitation, all insurance, vacation and sick pay) and all severance and other compensation to which Executive is entitled under the Agreement shall be deemed fully satisfied by the Company upon Executive's receipt of the Early Termination Payment.


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         Nothing contained herein shall, however, (i) affect Executive's rights to continue to pay for any health insurance to which Executive may be entitled under COBRA nor (ii) affect Executive's rights under Section 10.10 of the Agreement, which provisions shall survive the termination of the Agreement, or
(iii) affect Executive's obligations under Section 7 of the Agreement, which provisions shall survive the termination of the Agreement.

         Executive shall, upon and to the extent requested of Executive by the Company hereafter, between the date of termination of the Agreement and December 31, 1999 (to the extent Executive is available at the time of any such request), render consulting services to the Company at $150 per hour.

         This Agreement (a) constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, (b) may not be modified or waived except by a written instrument signed by the party to be bound thereby, (c) is not assignable without the written consent of the non-assigning party, (d)shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns, and (e) shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein without regard to the conflicts of laws principles thereof.

         This Agreement has been duly authorized by all action on the part of both of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                             CONSOLIDATED TECHNOLOGY GROUP LTD.


                             By:___________________________________________
                                Richard Young, President and Chief
                                Operating Officer


                                ----------------------------------------------
                                George W. Mahoney


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